Exhibit 99.5






Board of Directors
First Leesport Bancorp, Inc.
133 Centre Avenue
Leesport, Pennsylvania  19533



     I hereby consent to serve on the Board of Directors of First Leesport Bancorp, Inc. ("First Leesport") following the merger of First Leesport and Merchants of Shenandoah Ban-Corp and to the reference in the Registration Statement (File No. 333-77075), stating that I will serve as such director pursuant to the terms therein.



                              /s/ Anthony R. Cali
                              Anthony R. Cali